NEWS RELEASE

PAR PACIFIC HOLDINGS ANNOUNCES
FULL EXERCISE AND CLOSING OF OPTION TO PURCHASE ADDITIONAL CONVERTIBLE SENIOR NOTES

HOUSTON, June 27, 2016 – Par Pacific Holdings, Inc. (NYSE MKT: PARR) (“Par Pacific” or the “Company”) announced today the full exercise and closing of the initial purchasers’ option to purchase an additional $15 million aggregate principal amount of 5.00% convertible senior notes due 2021 (the “notes”), in connection with the Company’s recent offering of $100 million aggregate principal amount of notes, which closed on June 21, 2016. The notes were sold in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”).

The initial purchasers’ exercise of the option resulted in additional net proceeds to the Company of approximately $14.6 million, for total net proceeds to the Company from the sale of the notes in the offering of approximately $110.6 million, in each case, after deducting the initial purchasers’ discount and estimated offering expenses payable by the Company.

The Company intends to use the net proceeds of the offering to finance a portion of the purchase price of the previously announced pending acquisition (the “Wyoming Refining Acquisition”) of Hermes Consolidated, LLC (d/b/a Wyoming Refining Company), to prepay $5 million of the outstanding principal amount of the term loan under its Delayed Draw Term Loan and Bridge Loan Credit Agreement and for general corporate purposes.

Neither the notes nor the issuance of any shares of the Company’s common stock upon conversion of the notes or in respect of any make-whole premium have been, nor will be, registered under the Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. The Company has agreed to file a registration statement regarding resales of the shares of the Company’s common stock issuable upon conversion of the notes and/or in respect of the make-whole premium with the Securities and Exchange Commission within 90 days of the closing of this offering.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Par Pacific Holdings

Par Pacific Holdings, Inc., based in Houston, Texas, is a growth-oriented company that manages and maintains interests in energy and infrastructure businesses. Our business is organized into three primary segments of refining, retail and logistics located in Hawaii. Par Pacific also owns an equity investment in Laramie Energy, LLC, a joint venture entity focused on producing natural gas in Garfield, Mesa and Rio Blanco Counties, Colorado. In addition, Par Pacific transports, markets and distributes crude oil from the Western United States and Canada to refining hubs in the Midwest, Gulf Coast, East Coast and to Hawaii.

Forward-Looking Statements

This news release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Additionally, forward looking statements are subject to certain risks, trends, and uncertainties. Par Pacific cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct.  Should one of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date.  Par Pacific does not intend to update or revise any forward-looking statements made herein or any other forward looking statements as a result of new information, future events or otherwise except as required by law. The Company further expressly disclaims any written or oral statements made by a third party regarding the subject matter of this news release.

Contact:

Christine Thorp
Director, Investor Relations & Public Affairs
(832) 916-3396
cthorp@parpacific.com